Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, Richard L. Harrison, Chief Financial Officer of Glaukos Corporation (the “Company”), certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

(i)

the Annual Report on Form 10‑K of the Company for the year ended December 31, 2016 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 15, 2017	/s/ Richard L. Harrison
Richard L. Harrison
Treasurer and Chief Financial Officer

This certification is being “furnished” with this Report, shall not be deemed “filed” by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this Report, irrespective of any general incorporation language contained in such filing.